EXHIBIT 10.3

                      FOURTH AMENDMENT TO CREDIT AGREEMENT


This amendment is made effective as of the 10th day of October, 1997 by and between AMCON Distributing Company, a Delaware corporation (the "Borrower"), and Norwest Bank Minnesota, National Association, a national banking association (the "Lender").

                                RECITALS

The Borrower and the Lender have entered into a Credit and Security Agreement dated as of July 25, 1994, (as amended, the "Credit Agreement").

The Lender has agreed to make certain loan advances to the Borrower pursuant to the terms and conditions set forth in the Credit Agreement.

The loan advances under the Credit Agreement are evidenced by the Borrower's revolving note dated as of December 31, 1996, in the maximum principal amount of $13,000,000 and payable to the order of the Lender (the "Note").

All indebtedness of the Borrower to the Lender is secured pursuant to the terms of the Credit Agreement and all other Security Documents as defined therein (collectively, the "Security Documents").

The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2. A. The following definitions set forth in Section 1.1 of the Credit Agreement are hereby amended as follows or to read as follows, as the case may be:

        "BORROWING BASE" means, at any time and subject to change from time to time in the Lender's sole discretion, the lesser of

           (a) the Commitment, or

           (b) the sum of

               (i) eighty five percent (85%) of Eligible Accounts, plus

               (ii) (I) for the period from October 10, 1997 until and including April 10, 1998 the sum of (1) seventy five percent (75%) of the value of Eligible Cigarette Inventory up to $4,750,000, plus (2) one hundred percent (100%) of the value of Eligible Cigarette Inventory in excess of $4,750,000 (provided, that the maximum amount which may be advanced against Eligible Cigarette Inventory at the 100% advance rate shall be limited to $10,000,000), and (II) after April 10, 1998, seventy five percent (75%) of the value of Eligible Cigarette Inventory, plus

               (iii) fifty percent (50%) of the value of Other Eligible
               Inventory.

        "COLLATERAL" is amended to add the phrase "Investment Property," after the word "Inventory" and before the word "and".

        "COMMITMENT" means (unless said amount is reduced pursuant to Section 2.4(b) hereof; in which event it means the amount to which said amount is reduced), $25,000,000 until and including April 10, 1998, and $15,000,000 and after April 10, 1998, provided, however, that subject to the other terms and conditions contained herein and so long as no Default or Event of Default has occurred, the Borrower may on or after May 1, 1998, increase such amount in excess of $15,000,000 but in no event in excess of $18,000,000, upon written notice to the Lender and provided further, however, that such increase shall be subject to the condition that such amount may only be increased twice during any fiscal year of the Borrower for, in each case, a maximum period of up to ninety (90) consecutive calendar days and at the end of any such increase, the amount of the Commitment shall return to $15,000,000."

        "NOTE" means that certain Second Amended and Restated Revolving Note dated effective as of October 10, 1997 executed by the Borrower and payable to the order of the Lender in the original principal amount of $25,000,000."

        "TERMINATION DATE" means January 31, 2000."

    B.  The following definition is hereby added to Section 1.1 of the Loan
Agreement:

        "INVESTMENT PROPERTY" means all of the Borrower's investment property including, without limitation, securities, securities entitlements, financial assets and certificates of deposit of the Borrower and all funds of the Borrower on deposit with and all property in the possession of the Lender or any depository institution, each whether now owned or hereafter acquired."

    C. Section 2.2 of the Credit Agreement is hereby amended to delete the third sentence thereof.

    D. The second sentence of Section 2.5 of the Credit Agreement is hereby amended in its entirety to read as follows:

        "Without limiting the generality of the foregoing, (i) as of April 10, 1998, the "Commitment" shall automatically reduce from $25,000,000 to $15,000,000 and the Borrower shall immediately prepay the Advances to the extent necessary to reduce the sum of the outstanding principal balance of the Advances to the Borrowing Base, and (ii) at the end of any period for which the Commitment has been increased from $15,000,000 to $18,000,000, the Borrower shall immediately prepay the Advances to the extent necessary to reduce the sum of the outstanding principal balance of the Advances to the Borrowing Base."

    E. Section 2.11(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

        "(a) The Borrower agrees to pay the Lender a commitment fee at the rate of one-quarter of one percent (.25%) per annum on the average daily unused amount of the Commitment from the date hereof to and including the date on which such facility is terminated, due and payable monthly in arrears on the first day of each month occurring on or after the date hereof, provided that any such commitment fee remaining unpaid upon termination of the Credit Facility or acceleration of the Note by the Lender pursuant to Section 8.2 hereof shall be due and payable on the date of such termination or acceleration. Such fee shall be calculated on the basis of actual days elapsed in 360 day year."

    F. Section 6.12 of the Credit Agreement is hereby amended in its entirety to read as follows:

        "Section 6.12 FIXED CHARGE COVERAGE RATIO. The Borrower will at all times maintain (exclusive of any Subsidiaries or Affiliates unless the Lender specifically consents in writing to their inclusion in such calculation), a Fixed Charge Coverage Ratio (calculated monthly using the average of the preceding 12 months actual results) of at least 1.1 to 1.0 until and including January 31, 1998, and at least 1.15 to 1.0 from February 1, 1998 until and including January 31, 1999; and 1.2 to
        1.0 thereafter."

    G.  Section 6.13 is hereby amended in its entirety to read as follows:

        "Section 6.13 INTEREST COVERAGE RATIO. The Borrower will at all times maintain (exclusive of any Subsidiaries or Affiliates unless the Lender specifically consents in writing to their inclusion in such calculation), an Interest Coverage Ratio (calculated monthly using the average of the preceding 12 months actual results) of at least 1.5 to 1.0."

    H.  Section 6.15 is hereby amended in its entirety to read as follows:

        "Section 6.15 MINIMUM NET INCOME. The Borrower will at all times maintain (exclusive of any Subsidiaries or Affiliates unless the Lender specifically consents in writing to their inclusion in such calculation), Net Income calculated as of the last day of each fiscal year of the Borrower of at least $1,000,000."

    I. Section 7.10 of the Credit Agreement is hereby amended in its entirety to read as follows:

        "Section 7.10 CAPITAL EXPENDITURES. The Borrower will not make or contract to make Capital Expenditures in excess of $1,250,000 in the aggregate during any fiscal year, whether such Capital Expenditures are payable currently or in the future; provided, however, that in addition to said $1,250,000 limit, the Borrower may incur up to an additional $600,000 in Capital Expenditures so long as such additional Capital Expenditures consist of fixtures and improvements permanently affixed to the real property upon which the Borrower's Bismarck, North Dakota facility is located (and not including any equipment or other capital assets to be located in such premises but not permanently affixed therto)."

3. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance thereunder.

4. The Lender hereby consents to the acquisition by the Borrower of certain of the assets of Marcus Distributors, Inc. pursuant to that certain agreement of sale and purchase dated as of September 6, 1997.

5. This Amendment shall be effective upon receipt by the Lender of an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

   (a) The second amended and restated revolving note duly executed on behalf of the Borrower (the "Replacement Note").

   (b) Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, the Replacement Note and all prior amendments (ii) the fact that the Articles of Incorporation and Bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of the Borrower's Secretary dated as of July 25, 1994 in connection with the execution and delivery of the Credit Agreement continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of the Borrower's Secretary dated as of July 25, 1994, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

   (c) A UCC-1 financing statement duly executed by the Borrower for filing in St. Louis County, Missouri.

   (d) UCC-3 amendments duly executed by the Borrower amending the existing financing statements filed in Green County, Missouri, and with the Secretaries of State of the States of Nebraska, Missouri, Kansas, North Dakota, South Dakota, and Wyoming, which amendments will amend the description of the collateral covered by the prior filings to include Investment Property.

   (e) A landlord's disclaimer and consent agreement, duly executed by the landlord of the Borrower's new facility at 4815 North Lindbergh Boulevard, St. Louis, Missouri, 63044, together with a copy of the lease for such premises.

   (f) An acknowledgment of security interest and waiver of liens (warehouse) duly executed by the warehousemen of the Borrower's new bonded warehouse facility at 7402 L Street, Omaha, NE together with the consent of the Borrower thereto.

6. The Borrower hereby represents and warrants to the Lender as follows:

   (a) The Borrower has requisite power and authority to execute this Amendment and the Replacement Note and to perform all of it obligations hereunder, and this Amendment and the Replacement Note have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

   (b) The execution, delivery and performance by the Borrower of this Amendment and the Replacement Note have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

   (c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

7. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby. Upon the satisfaction of each of the conditions set forth in paragraph 5 hereof, the definition of "Note" and all references thereto in the Credit Agreement and the Security Documents shall be deemed amended to describe the Replacement Note, which Replacement Note shall be issued by the Borrower to the Lender in replacement, renewal and amendment, but not in repayment, of the Note.

8. The execution of this Amendment and acceptance of the Replacement Note and any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

9. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

10. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

11. This Amendment and the Acknowledgment and Consent of Participants may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the day and year first above written.

                                         AMCON DISTRIBUTING COMPANY


                                         By: Michael D. James
                                             -----------------
                                             Its: CFO
                                                  ------------


                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION


                                         By: Patricia Lodholz
                                             -------------------
                                             Its: Vice President
                                                  --------------



     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the day and year first above written.

                                         AMCON DISTRIBUTING COMPANY


                                         By: Michael D. James
                                             ----------------
                                             Its: CFO
                                                  -----------


                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION


                                         By: Patricia Lodholz
                                             --------------------
                                             Its: Vice President
                                                  ---------------



                  ACKNOWLEDGMENT AND CONSENT OF PARTICIPANTS

The undersigned, Norwest Business Credit, Inc., a Minnesota corporation ("NBCI") and Norwest Bank Nebraska, National Association, a national banking corporation ("Nebraska"), have each purchased participation interests in, among other things, all "Loans" made under the Credit Agreement, pursuant to, respectively, that certain Participation and Servicing Agreement (Pro Rate Basis) dated as of November 3, 1994 by and between the Lender and NBCI, and that certain Participation Agreement (Pro Rate Basis) dated as of November 3, 1994 by and between NBCI and Nebraska, and each hereby acknowledges the foregoing amendments, and consents to such amendments.

                                         NORWEST BUSINESS CREDIT, INC.


                                         By: Gary P. Yakel
                                             ------------------
                                            Its: Vice President
                                                 --------------

                                         NORWEST BANK NEBRASKA, NATIONAL
                                         ASSOCIATION


                                         By: James D. Vokal, Jr.
                                             ------------------
                                             Its: Asst. VP
                                                  -------------